UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 3, 2023, Cyclerion Therapeutics, Inc. (the “Company”) issued a press release (in the form filed herewith as Exhibit 99.1) announcing that, on March 31, 2023, the Board of Directors of the Company, acting solely by all of its independent and disinterested members (the “Independent Board”), has reviewed a non-binding proposal from an entity formed by investors that include the Company’s Chief Executive Officer (the “CEO”) to purchase the Company’s zagociguat and CY3018 assets (the “Proposed Transaction) and that, after consultation with its legal and financial advisors, the Independent Board has concluded that the proposal merits further pursuit. The release further notes that the Company has entered an exclusive negotiation arrangement with that entity for a limited period to allow the parties to negotiate binding documentation and that the Company also has entered into a binding agreement (in the form filed herewith as Exhibit 99.2) with the CEO for him to make an equity investment in Cyclerion of $5M in cash for common stock or nonvoting convertible preferred stock of Cyclerion, the purchase price, consistent with Nasdaq rules, to be at or above the market price at the time of signing that agreement. The closing of the equity investment is contingent upon negotiation and completion of definitive documentation associated with the Proposed Transaction and would take place six business days after the signing of such documentation. The proceeds are intended to support ongoing operations.

The Proposed Transaction remains subject to approvals by the Board of Directors and Cyclerion shareholders. There can be no assurances that any agreement will be reached or that the Proposed Transaction will be agreed or completed on the terms set forth above or otherwise. The Company does not plan to provide further comment until an agreement is reached or the discussions are terminated.

The information set forth in and incorporated by reference into this Item 7.01 and Exhibits 99.1 and 99.2 are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

Certain matters discussed in this Form 8-K are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should”, “positive” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the Company may never successfully negotiate any binding documentation associated with the Proposed Transaction or complete any of the referenced transactions; if completed, the referenced transactions may not be successful or sufficient to advance the Company’s operational plans as currently proposed; regardless whether the Company were to complete the referenced transactions, there can be no assurances that the Company will succeed with any operational plan under current circumstances; being able to complete clinical studies for zagociguat for the treatment of mitochondrial diseases, including submitting additional regulatory applications in other countries; ability to demonstrate effectiveness of zagociguat in treating mitochondrial disease in patients; ability to maintain and expand related intellectual property portfolio; and statements regarding the timing of regulatory filings regarding development programs. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press Release of Cyclerion Therapeutics, Inc. dated April 3, 2023
99.2	Stock Purchase Agreement, incorporated by reference to Exhibit 1 to Amendment No. 3 to Schedule 13D filed by Peter M. Hecht on April 3, 2023
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: April 3, 2023	By:	/s/ Anjeza Gjino
		Name:	Anjeza Gjino
		Title:	Chief Financial Officer